AMENDMENT NO. 2

TO

LICENSE AND COMMERCIALIZATION AGREEMENT

This Amendment No. 2, dated as of April 6, 2024 (this “Second Amendment”), to the License and Commercialization Agreement, dated as of July 28, 2017, and amended on August 27, 2018 (the “First Amendment”, collectively the “Agreement”), is entered into between Bioprojet Société Civile de Recherche, an independent (privately) owned research company organized under the laws of France and having its principal place of business at 30, rue des Francs-Bourgeois, 75003 Paris, France (“Bioprojet SCR”) and together with its Affiliates, including Bioprojet Pharma SARL and Bioprojet Europe Ltd., “Bioprojet”), and Harmony Biosciences, LLC, a limited liability company organized under the laws of Delaware and having its principal place of business at 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462 USA (“Partner”). Capitalized terms used, but not otherwise defined, in this Second Amendment shall have the meanings ascribed to them in the Agreement. Bioprojet and Partner may be referred to herein, together, as the “Parties” and, individually, as a “Party.”

WHEREAS, the Parties have previously entered into the Agreement and the First Amendment;

WHEREAS, the Parties have agreed to expand their collaboration by entering into a co-development agreement with respect to an orexin program in-licensed from Teijin; and

WHEREAS, in accordance with the Agreement, the Parties desire to further amend the Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, the Parties hereby agree as follows:

1.    The Parties hereby agree that Section 1.20 (“Field Products”) of the Agreement is hereby deleted in its entirety.

2.    The Parties hereby agree that Section 8.3 (“Exclusivity of Efforts”) of the Agreement is hereby deleted in its entirety.

3.   This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures to this Second Amendment delivered by facsimile or similar electronic transmission will be deemed to be binding as originals. This Second Amendment is established in the English language. Any translation in another language shall be deemed for convenience only and shall never prevail over the original English version.

4.    Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

5.    From and after the execution of this Second Amendment by the Parties, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Second Amendment.

6.   The provisions of Article 19 and Sections 20.2 to 20.8, 20.10 and 20.11 of the Agreement apply to this Second Amendment mutatis mutandis, except that in accordance with paragraph 5 above references to “Agreement” shall be read as references to this Second Amendment.

[SIGNATURE PAGE FOLLOWS]

Hogan Lovells

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the day and year first written above.

BIOPROJET SOCIÉTÉ CIVILE DE RECHERCHE

By:	/s/ Jeanne-Marie Lecomte
Name:	Jeanne-Marie Lecomte
Title:	Chairman

HARMONY BIOSCIENCES, LLC

By:	/s/ Jeffrey M Dayno, MD
Name:	Jeffrey M Dayno, MD
Title:	President & Chief Executive Officer